UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 3, 2017

COMMSCOPE HOLDING COMPANY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36146	27-4332098
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1100 CommScope Place, SE, Hickory, North Carolina		28602
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (828) 324-2200

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

On March 3, 2017, CommScope, Inc. (the “Issuer”), a wholly owned subsidiary of CommScope Holding Company, Inc. (the “Company”), issued a notice of conditional full redemption (the “Notice”) with respect to its 4.375% senior secured notes due 2020 (the “Secured Notes”). Pursuant to the Notice, the Issuer gave holders of the Secured Notes notice that, subject to the satisfaction of specific conditions precedent stated therein, it will redeem all of the outstanding Secured Notes on March 13, 2017 (the “Redemption Date”). On the Redemption Date, the Secured Notes, which have an outstanding principal balance of $500 million, will be redeemed in full at a redemption price equal to (a) the present value at the Redemption Date of (i) 102.188% of the outstanding principal amount plus (ii) all required interest payments due on the Secured Notes through June 15, 2017 (excluding accrued but unpaid interest to the Redemption Date) plus (b) the accrued and unpaid interest to (but not including) the Redemption Date.

As permitted by the terms of the Secured Notes, the Notice and the redemption of the Secured Notes are conditioned upon the satisfaction of certain conditions precedent, including, without limitation, the consummation by CommScope Technologies LLC, a wholly owned subsidiary of the Company (as and when determined by CommScope Technologies LLC in its sole and absolute discretion), of the issuance of $750 million in aggregate principal amount of 5.000% senior unsecured notes due 2027 (the “Notes”). The Issuer will use a portion of the proceeds from the issuance of the Notes, together with cash on hand, to redeem the Secured Notes. The Issuer will be entitled to delay, and may delay, the redemption of the Secured Notes until such time as such conditions precedent are satisfied.

This Current Report does not constitute an offer to sell or the solicitation of an offer to buy the Notes or any other securities and shall not constitute an offer, solicitation or sale of any security in any jurisdiction in which such offering, solicitation or sale would be unlawful. This Current Report does not constitute a notice of redemption with respect to the Secured Notes. The Notes will not be registered under the Securities Act, or any state securities laws, and may not be offered or sold in the United States absent registration, except pursuant to an exemption from the registration requirements of the Securities Act and applicable state securities laws.

The foregoing information is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CommScope Holding Company, Inc.

Date: March 3, 2017

	By:	/s/ Frank B. Wyatt, II
	Name:	Frank B. Wyatt, II
	Title:	Senior Vice President, General Counsel and Secretary